Exhibit 99.1

For Immediate Release

DrugMax, Inc. Secures $17 Million Private Placement

Farmington, CT, December 2, 2004 – DrugMax, Inc. (Nasdaq: DMAXD), a specialty pharmacy and drug distribution company, announced today that it sold $17 million of Convertible Preferred Stock (the “Preferred Stock”) to certain qualified institutional buyers and accredited investors. The Preferred Stock is convertible into 4,594,591 shares of Common Stock of the Company, based upon a conversion price of $3.70 per share. In addition, the investors received warrants to purchase 1,378,374 shares of Common Stock of the Company at an exercise price of $4.25 per share.

Midsummer Investment, Ltd. acted as the lead investor in the private placement. First Albany Capital served as the lead placement agent for the transaction and the Maxim Group, LLC served as co-agent.

“Our new equity financing marks a significant milestone for DrugMax, as it validates our new business model and will allow us to build an integrated specialty pharmacy distribution platform,” said Ed Mercadante, R.Ph., Co-Chairman and Chief Executive Officer of DrugMax. “With the support of our shareholders, we will grow our position as the leading operator of on-site pharmacies at medical centers, health clinics and other strategic locations throughout the U.S. We also intend to continue growing our business by distributing specialty drugs directly to doctors, clinics, small hospitals and pharmacies that treat chronic and complex diseases such as cancer and diabetes.”

The transaction follows the merger on November 12, 2004 of DrugMax, a leading specialty pharmaceutical distributor of health-related products, and Familymeds Group, Inc., one of the largest operators of specialty pharmacies at the point of medical care in the U.S. The new entity is known as DrugMax. DrugMax intends to use the net proceeds from the private placement for general working capital purposes, growth and development.

Additional information on the financing will be available in the 8-K that DrugMax expects to file promptly with the U.S. Securities and Exchange Commission.

About DrugMax, Inc.

DrugMax, Inc., formed through the merger of the old DrugMax, a leading specialty pharmaceutical distributor of health-related products, and Familymeds Group, one of the largest operators of specialty pharmacies at the point of medical care in the U.S., is a specialty pharmacy and drug distribution provider. The Company operates more than 80 pharmacies at or near the point of medical care in 13 states across the U.S. DrugMax also distributes specialty drugs that treat complex diseases and medical conditions to doctors, clinics, small hospitals, pharmacies and respiratory care providers. More information about DrugMax can be found on the Company’s Web site at www.drugmax.com. The Company’s online product offering can be found on Familymeds’ Web site at www.familymeds.com.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by DrugMax, Inc. (the “Company”), including those contained herein, that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and include among other items, statements regarding the Company’s strategies regarding growth and business expansion, including its strategy of focusing on higher-margin products while reducing costs. Although the Company believes that its expectations are based on reasonable assumptions, it

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can give no assurance that the anticipated results will occur. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the healthcare and pharmaceutical industries, including possible changes in reimbursement for healthcare products and in manufacturers’ pricing or distribution policies; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes regarding the availability and pricing of the products which the Company distributes, as well as the loss of one or more key suppliers for which alternative sources may not be available, and (vi) the Company’s ability to integrate acquired businesses, including Familymeds Group, Inc. Further information relating to factors that could cause actual results to differ from those anticipated is included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, particularly under the headings “Risk Factors,” “Business,” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Form 10-Q for the quarter ended September 30, 2004. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

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For more information, contact:

Chuck Dohrenwend or Jason Thompson

The Abernathy MacGregor Group

212-371-5999

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